EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement Number 33-66826 (dated August 2, 1993 on Form S-8), Number 33-78546 (dated May 2, 1994 on Form S-8), Number 33-71416 (Post-Effective Amendment No. 3 to Form S-1 on Form S-3 dated May 16, 1995), Number 33-95432 (dated August 4, 1995 on Form S-8), Number 333-1748 (dated March 28, 1996 on Form S-3), Number 333-19471 (dated January 9, 1997 on Form S-3), File No. 333-33321 (dated August 8, 1997 on Form S-3), File No. 333-47077 (dated February 27, 1998 on Form S-3) and File No. 333-57249 (Dated June 19, 1998 on Form S-8), File No. 333-82785 (dated July 13,
1999 on Form S-3) and File No. 333-94583 (dated January 13, 2000 on Form S-3) of DynaGen, Inc., of our report dated February 11, 2000, except for Note 13 as to which the date is March 20, 2000, which included an explanatory paragraph about the Company's ability to continue as a going concern, appearing in this Annual Report on Form 10-KSB of DynaGen, Inc. for the year ended December 31, 1999.



/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 30, 2000